                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           National Fuel Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           NATIONAL FUEL GAS COMPANY

                            NOTICE OF ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON

                               FEBRUARY 21, 2002

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                                                January 10, 2002

Dear Stockholder:

     We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 10:00 A.M. local time on Thursday, February 21, 2002, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place-South Tower, 711 Louisiana Street, Houston, Texas 77002. The matters on the agenda for the meeting are outlined in the enclosed Notice of Meeting and Proxy Statement.

     So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to vote your shares. The preferred method of voting is by telephone as described on the proxy card. This method is both convenient for you and reduces the expense of soliciting proxies for the Company. If you prefer not to vote by telephone, please complete, sign and date your proxy card and mail it in the envelope provided. The Proxies are committed by law to vote your proxy as you designate.

     If you plan to be present at the Annual Meeting, please respond to the question if you vote by telephone, or check the "WILL ATTEND MEETING" box on the proxy card. Whether or not you plan to attend, please vote your shares by telephone or complete, sign, date and promptly return your proxy card so that your vote may be counted. If you do attend and wish to vote in person, you can revoke your proxy by giving written notice to the Secretary of the meeting and/or the Trustees (as described on the first page of this Proxy Statement), and/or by casting your ballot at the meeting.

     Coffee will be served at 9:30 A.M. and I look forward to meeting you at that time.

     Please review the proxy statement and take advantage of your right to vote.

                                             Sincerely yours,

                                             PHILIP C. ACKERMAN
                                             Chairman of the Board of Directors,
                                             Chief Executive Officer and
                                             President

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 21, 2002

To the Stockholders of National Fuel Gas Company:

     Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 10:00 A.M. local time on Thursday, February 21, 2002, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place-South Tower, 711 Louisiana Street, Houston, Texas 77002. At the meeting, action will be taken with respect to:

     (1) the election of directors;

     (2) the appointment of independent accountants;

     (3) approval of the amended and restated Annual At Risk Compensation Incentive Program;

     (4) adoption of, if presented at the meeting, a shareholder proposal which the Board of Directors OPPOSES;

     (5) adoption of, if presented at the meeting, another shareholder proposal which the Board of Directors OPPOSES;

and such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 24, 2001, will be entitled to vote at the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                  ANNA MARIE CELLINO
                                                 Secretary

January 10, 2002

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AND WHATEVER THE NUMBER OF SHARES YOU OWN, PLEASE VOTE YOUR SHARES BY TELEPHONE AS DESCRIBED ON THE PROXY/ VOTING INSTRUCTION CARD AND REDUCE NATIONAL FUEL GAS COMPANY'S EXPENSE IN SOLICITING PROXIES. ALTERNATIVELY, YOU MAY COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. PLEASE USE THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                PROXY STATEMENT

     This proxy statement is furnished to the holders of National Fuel Gas Company ("Company") common stock ("Common Stock") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on February 21, 2002, or any adjournment thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about January 10, 2002.

     All costs of soliciting proxies will be borne by the Company. Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, has been retained to assist in the solicitation of proxies and will be compensated in the estimated amount of $6,500 plus reasonable out-of-pocket expenses. In addition to solicitation by that firm and by mail, a number of regular employees of the Company and its subsidiaries may solicit proxies in person, by telephone or by other methods.

     Only stockholders of record at the close of business on December 24, 2001, will be eligible to vote at this meeting. As of that date, 79,498,105 shares of Common Stock were issued and outstanding.

     Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the meeting. All shares that are represented by effective proxies received by the Company in time to be voted will be voted at the meeting or any adjournment thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions shall be counted in the number of shares represented and voting, and shall have the same effect as a vote against the proposal.

     The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting (i) matters of which the Board is not currently aware but that may be presented at the meeting, (ii) any shareholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission's proxy rules, and (iii) all matters incident to the conduct of the meeting.

     Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to Anna Marie Cellino at the above address, by filing written revocation at the meeting with Mrs. Cellino, Secretary of the meeting, or by casting a ballot.

     If you are a participant in the Company's Employee Stock Ownership Plans, Employees' Thrift Plan or Tax-Deferred Savings Plans, and the accounts are registered in the same name, the proxy card will also serve as a voting instruction for the Trustees of those Plans. Shares in these Plans are not voted unless voting instructions are received. If this card is returned signed but without directions marked for one or more items, regarding the unmarked items you are instructing the Trustee(s) and the Proxies to vote FOR items 1, 2 and 3 and vote AGAINST items 4 and 5. Participants in the Plan(s) may also provide those voting instructions by telephone. These instructions may be revoked by written notice to J.P. Morgan Chase & Co., Trustee for the Company's Employee Stock Ownership Plans and the Employees' Thrift Plan, or Vanguard Fiduciary Trust Company, Trustee for the Company's Tax-Deferred Savings Plans, on or before February 18, 2002. Addresses are as follows:

J.P. Morgan Chase & Co.            Vanguard Fiduciary Trust Company
c/o Computershare Investor         c/o Computershare Investor Services, LLC
Services, LLC                      Attn: Proxy Unit
Attn: Proxy Unit                   2 North LaSalle -- 2nd Floor
2 North LaSalle -- 2nd Floor       Chicago, IL 60602
Chicago, IL 60602

Enclosed is a copy of the Company's Annual Report for the fiscal year ended September 30, 2001, which includes financial statements.

                           1.  ELECTION OF DIRECTORS

     Three directors are to be elected at this Annual Meeting, to serve for terms of three years or until their successors are duly elected and qualified. The nominees for the three directorships are: Robert T. Brady, William J. Hill and Bernard J. Kennedy. Each of the nominees is currently a director of the Company.

     The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, and that these three classes shall be as nearly equal in number as possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.)

     Messrs. Brady, Hill and Kennedy have each been nominated to serve for a term of three years until the 2005 Annual Meeting and until their successors is duly elected and qualified. However, the service of Messrs. Kennedy and Hill will likely not extend past the 2004 Annual Meeting and the 2003 Annual Meeting respectively given that it is the policy of the Board that no person be designated or elected for a term as Director that would extend beyond such person's 72nd birthday, except that a person less than 72 years of age may be designated or elected with the specific understanding that such person will resign from the Board, or not serve beyond the first Annual Meeting following such person's 72nd birthday. Mr. Kennedy will be age 72 on August 16, 2003. Mr. Hill will be age 72 on May 17, 2002.

     It is intended that the Proxies will vote for the election of Messrs. Brady, Hill and Kennedy as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders' proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve or for good cause will not serve. Messrs. Brady, Hill and Kennedy have consented to being named in this proxy statement and to serve if elected.

     The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

     Pages 3 through 5 contain information concerning the three nominees for election and the six directors of the Company whose terms will continue after the 2002 Annual Meeting, including information with respect to their principal occupations during the five years ended September 30, 2001, and certain other positions held by them.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                        MESSRS. BRADY, HILL AND KENNEDY

NAME AND YEAR
BECAME A DIRECTOR
OF THE COMPANY                         AGE(1)                   PRINCIPAL OCCUPATION
-----------------                      ------                   --------------------
                                 NOMINEES FOR ELECTION AS DIRECTORS
                               FOR THREE-YEAR TERMS TO EXPIRE IN 2005
ROBERT T. BRADY......................   61      Chairman of Moog Inc., a manufacturer of motion
  1995                                          control systems and components, since February 1996.
                                                President and Chief Executive Officer since 1988 and
                                                Director since 1981 of Moog Inc. Director of Acme
                                                Electric Corporation, Astronics Corporation, M&T
                                                Bank Corporation, M&T Bank and Seneca Foods
                                                Corporation.
WILLIAM J. HILL......................   71      President of National Fuel Gas Distribution
  1995                                          Corporation(2) from June 1989 until his retirement
                                                in October 1995. Director of National Fuel Gas
                                                Distribution Corporation(2) and Reed Manufacturing
                                                Company.
Bernard J. Kennedy...................   70      Chairman of the Board of the Company from March 1989
  1978                                          to January 2, 2002. Chief Executive Officer from
                                                August 1988 to October 2001, President from January
                                                1987 until July 1999. Chairman of the Board of
                                                Associated Electric & Gas Insurance Services
                                                Limited. Director of the Gas Technology Institute,
                                                Interstate Natural Gas Association of America and
                                                Merchants Mutual Insurance Company.

---------------

(1) As of February 21, 2002.

(2) Wholly owned subsidiary of the Company.

NAME AND YEAR
BECAME A DIRECTOR
OF THE COMPANY                         AGE(1)                   PRINCIPAL OCCUPATION
-----------------                      ------                   --------------------
                                DIRECTORS WHOSE TERMS EXPIRE IN 2003
EUGENE T. MANN.......................   71      Executive Vice President of Fleet Financial Group, a
  1993                                          diversified financial services company, from 1986
                                                until his retirement in August 1990.
GEORGE L. MAZANEC....................   65      Former Vice Chairman, from 1989 until October 1996,
  1996                                          of PanEnergy Corporation, a diversified energy
                                                company (now part of Duke Energy). Board member
                                                since October 1996. Director of TEPPCO, LP from 1992
                                                until December 1997, and Director of Northern Border
                                                Pipeline Company Partnership from 1993 until August
                                                1998. Director of the Northern Trust Bank of Texas,
                                                NA, Westcoast Energy Inc. and Associated Electric
                                                and Gas Insurance Services, Ltd. Former Chairman of
                                                the Management Committee of Maritimes & Northeast
                                                Pipeline, L.L.C.
JOHN F. RIORDAN......................   66      President and CEO since April, 2000 of the Gas
  2000                                          Technology Institute, a not-for-profit research and
                                                educational institution, Des Plaines, Illinois. Vice
                                                Chairman of KN Energy, Inc. from February, 1998 to
                                                February, 1999. President and CEO of MIDCON
                                                Corporation from October, 1988 to January, 1998.
                                                Director of Nicor, Inc., Niagara University and the
                                                Oral and Maxillofacial Surgery Foundation.

---------------

(1) As of February 21, 2002.

NAME AND YEAR
BECAME A DIRECTOR
OF THE COMPANY                         AGE(1)                   PRINCIPAL OCCUPATION
-----------------                      ------                   --------------------
                                DIRECTORS WHOSE TERMS EXPIRE IN 2004
PHILIP C. ACKERMAN...................   58      Chief Executive Officer of the Company since October
  1994                                          2001. Appointed as Chairman of the Board effective
                                                January 3, 2002. President of the Company since July
                                                1999. Senior Vice President of the Company from June
                                                1989 until July 1999 and Vice President from 1980 to
                                                1989. President of National Fuel Gas Distribution
                                                Corporation(2) from October 1995 until July 1999 and
                                                Executive Vice President from June 1989 to October
                                                1995. Executive Vice President of National Fuel Gas
                                                Supply Corporation(2) since October 1994. President
                                                of Seneca Resources Corporation(2) from June 1989 to
                                                October 1996. President of Horizon Energy
                                                Development, Inc.(2) since September 1995 and
                                                certain other nonregulated subsidiaries of the
                                                Company since prior to 1992.
JAMES V. GLYNN.......................   67      Chairman of Maid of the Mist Corporation, which
  1997                                          offers scenic boat tours of the American and
                                                Canadian waterfalls, Niagara Falls, New York since
                                                November 2001. Former President since 1971 to
                                                November 2001. Director of M&T Bank Corporation, M&T
                                                Bank, and Chairman of Niagara University Board of
                                                Trustees.
BERNARD S. LEE, PH.D.................   67      Former President, from prior to 1992 until December
  1994                                          31, 1999, of the Institute of Gas Technology, a
                                                not-for-profit research and educational institution,
                                                Des Plaines, Illinois. Presently a director of NUI
                                                Corporation and Peerless Manufacturing Company.

---------------

(1) As of February 21, 2002.

(2) Wholly owned subsidiary of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During the Company's fiscal year ended September 30, 2001 ("fiscal 2001"), there were six meetings of the Board of Directors. In addition, certain directors attended meetings of standing or pro tempore committees. The entire Board of Directors acts as a nominating committee. Three standing committees are described below.

     Audit Committee. The Audit Committee held four meetings during fiscal 2001 in order to review the scope and results of the annual audit, to receive reports of the Company's independent public accountants and chief internal auditor, and to prepare a report of the committee's findings and recommendations to the Board of Directors. The committee consists of Messrs. Hill, Glynn, Lee, and Riordan.

     Compensation Committee. The Compensation Committee, all of the members of which are non-employee independent directors, held twelve meetings during fiscal 2001 in order to review and determine the compensation of Company officers, to review reports and to award stock options, stock appreciation rights, restricted stock and At Risk Program awards. The committee administers the Company's 1983 Incentive Stock Option Plan, 1984 Stock Plan, 1993 Award and Option Plan, 1997 Award and Option Plan, and Annual At Risk Compensation Incentive Program. The committee consists of Messrs. Brady, Mann, and Mazanec.

     Executive Committee. The Executive Committee held three meetings during fiscal 2001. The committee has and may exercise the authority of the full Board except as prohibited by New Jersey corporate law (N.J.S.A. sec.14A:6-9). The committee, throughout fiscal 2001, consisted of Messrs. Brady, Hill, Kennedy, Mann and Mazanec. Effective December, 2001, Mr. Ackerman replaced Mr. Kennedy as Chairman of the committee. The Executive Committee now consists of Messrs. Brady, Hill, Ackerman, Mann and Mazanec.

     During fiscal 2001, all incumbent directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no "Compensation Committee interlocks" or "insider participation" which Securities and Exchange Commission (SEC) regulations would require to be disclosed in this proxy statement.

DIRECTORS' COMPENSATION

     The Retainer Policy for Non-Employee Directors (the "Retainer Policy") which replaced the Board's preexisting retainer policy and the Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan"), was approved at the 1997 Annual Meeting of Stockholders. Directors who are not Company employees or retired employees do not participate in any of the Company's employee benefit or compensation plans. Directors who are current employees receive no compensation for serving as directors. Only non-employee directors are covered by the Retainer Policy.

     Under the current Retainer Policy, adopted on June 15, 2000, non-employee directors are paid an annual retainer of $14,000 and 480 shares of Common Stock (which doubled to 960 shares with the implementation of the two-for-one stock split on September 7, 2001). Common Stock issued to non-employee directors under the Retainer Policy will be nontransferable until the latter of two years from issuance or six months after the recipient's cessation of service as a director of the Company.

     Non-employee directors are paid a fee of $1,200 for each Board meeting and $800 for each Committee meeting attended ($500 if participating by telephone). Non-employee directors are paid an additional annual retainer fee of $3,000 if appointed as Chairman of any committee; accordingly, Messrs. Brady, Lee and Mazanec each received an additional annual retainer fee of $3,000 during fiscal 2001. Non-employee directors are also paid $600 for each special consultation as director that is with or at the request of the Company's chief executive officer. In fiscal 2001 Messrs. Brady, Mann, Mazanec and Riordan received payments of $3,600, $4,800, $9,600 and $2,400, respectively, for additional consultations.

     Benefit accruals under the Directors' Retirement Plan ceased for each current non-employee director on December 31, 1996. All such directors who were eligible vested in their Directors' Retirement Plan benefits at that time, and will receive their accrued Directors' Retirement Plan benefits under its terms (normally at age 72). People who first become directors after February 1997 are not eligible to receive benefits under the Directors' Retirement Plan.

                           INDEPENDENT AUDITOR'S FEES

     In addition to retaining PricewaterhouseCoopers LLP to report upon the annual consolidated financial statements of the Company for 2001, the Company retained PricewaterhouseCoopers LLP to provide various non-audit services in 2001. The aggregate fees billed for professional services by PricewaterhouseCoopers LLP in 2001 for these various services were: Audit
Fees -- $438,028 for services rendered for the annual audit of the Company's consolidated financial statements for 2001 and the quarterly reviews of the financial statements included in the Company's Forms 10-Q; Financial Information Systems Design and Implementation Fees -- $0; and All Other Fees -- $509,628.

                             AUDIT COMMITTEE REPORT

     The Company's Board of Directors has adopted a written charter for the Audit Committee of the Board of Directors. A copy of that charter was included as an appendix to the proxy statement for last year's annual meeting. All of the Audit Committee members are independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards, as applicable.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2001 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as amended or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors the independent auditor's independence. The Audit Committee also has considered whether the independent auditor's provision of non-audit services to the Company and its affiliates is compatible with the independent auditor's independence.

     Based on the review, discussions and considerations referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K (17 CFR 249.310) for the last fiscal year for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          BERNARD S. LEE, PH.D., CHAIRMAN
                                          JAMES V. GLYNN
                                          WILLIAM J. HILL
                                          JOHN F. RIORDAN

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth for each current director, each nominee for director, each of the executive officers named in the Summary Compensation Table, and for all directors and officers as a group, information concerning beneficial ownership of Common Stock. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed. All share amounts have been adjusted to reflect the two-for-one stock split implemented on September 7, 2001.

                                                               NUMBER OF SHARES
                                                                OF COMMON STOCK     PERCENT OF
                                                              BENEFICIALLY OWNED      COMMON
                                                              AS OF SEPTEMBER 30,     STOCK
NAME                                                                 2001             OWNED
----                                                          -------------------   ----------
Philip C. Ackerman (1)(2)(3)(4).............................       2,124,949           2.68%
James A. Beck (1)(2)(3).....................................         270,968              *
Robert T. Brady.............................................           4,200              *
James V. Glynn..............................................           3,646              *
William J. Hill.............................................          70,280              *
Bernard J. Kennedy (2)(3)(5)(6)(7)..........................       3,802,398           4.79%
Bernard S. Lee..............................................           6,400              *
Eugene T. Mann..............................................           5,700              *
George L. Mazanec (8).......................................           5,000              *
John F. Riordan.............................................           3,200              *
Dennis J. Seeley (1)(2)(3)(9)...............................         331,963              *
David F. Smith (1)(2)(3)....................................         325,314              *
Directors and Officers as a Group (16 individuals)
  (10)(11)..................................................       8,253,151          10.40%

---------------
  * Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on September 30, 2001.

 (1) Includes shares held in the Company's Thrift Plan, Employee Stock Ownership Plan for Supervisory Employees ("ESOP") and Tax-Deferred Savings Plan for Non-Union Employees ("TDSP"), respectively, as follows: Philip C. Ackerman, 8,306, 10,993 and 11,170 shares; Dennis J. Seeley, 8,552, 4,165 and 6,406 shares; David F. Smith, 0, 1,682 and 7,406 shares; James A. Beck, 246, 0, and 2,246 shares; and all current directors and officers as a group (16 individuals), 26,834, 41,809 and 61,187 shares. The beneficial owners of the shares have sole voting power with respect to shares held in the Thrift Plan, ESOP and TDSP, but do not have investment power respecting those shares until they are distributed.

 (2) Includes shares with respect to which each of the named individuals, and all current directors and officers as a group (16 individuals), have the right to acquire beneficial ownership within 60 days of September 30, 2001, through the exercise of stock options granted under the 1983 Incentive Stock Option Plan, the 1984 Stock Plan, the 1993 Award and Option Plan, and the 1997 Award and Option Plan as follows: 3,095,570 shares for Mr. Kennedy, 1,901,076 shares for Mr. Ackerman, 276,000 shares for Mr. Seeley, 264,000 shares for Mr. Smith, 241,698 shares for Mr. Beck, and 6,837,436 shares for all current directors and officers as a group (16 individuals). Because the required "mark-to-market" quarterly accounting entries for outstanding SARs were contributing to volatility of the Company's earnings, and making those earnings less predictable, the Committee recommended that the 1993 and 1997 Plans be amended to allow SARs to be converted to non-qualified stock options having the same exercise price and term as the converted SARs. These amendments were adopted by the Board, and were approved by the stockholders at a special meeting of stockholders which concluded early in fiscal 2002. On November 20, 2001, all of the convertible SARs held by Mr. Kennedy and Mr. Ackerman were converted into non-qualified stock options at the request of the Committee and with their consent. The converted SARs, now NQSO's are included in the above numbers for Mr. Kennedy and Mr. Ackerman.

 (3) Includes shares of restricted stock, certain restrictions on which had not lapsed as of September 30, 2001, as follows: 19,010 shares for Mr. Kennedy, 1,328 shares for Mr. Ackerman, 10,000 shares for Mr. Seeley, 10,000 shares for Mr. Smith, 18,000 shares for Mr. Beck, and 78,338 shares for all current directors and officers as a group (16 individuals). Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

 (4) Includes 1,000 shares held by Mr. Ackerman's wife in trust for her mother, as to which shares Mr. Ackerman does not admit beneficial ownership, and 440 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

 (5) Includes 76,766 shares owned by Mr. Kennedy's wife as to which Mr. Kennedy shares voting and investment power.

 (6) Includes 8,200 shares held by the Kennedy Family Foundation, a New York not-for-profit corporation, of which Mr. Kennedy, his wife and son are directors. Mr. Kennedy disclaims beneficial ownership of these shares.

 (7) Includes 50,000 pre-split shares of stock awarded to Mr. Kennedy pursuant to the Retirement and Consulting Agreement, which were transferred to him in fiscal 2002. See Employment Contracts and Termination of Employment and Change-in-Control Agreements on Page 17 for additional information.

 (8) Includes 600 shares owned by Mr. Mazanec's wife as to which Mr. Mazanec shares voting and investment power.

 (9) Includes 23,264 shares held jointly with his wife, with whom Mr. Seeley shares voting and investment power.

(10) See notes (1) through (8) above.

(11) Includes 5,200 shares with respect to which one or another of the officers of the Company, not including the executive officers named in the Summary Compensation Table, shares voting and investment power with his wife.

     As of September 30, 2001, the Company knows of no one who beneficially owns in excess of 5% of a class of the Company's common stock except as set forth in the table below. Share amounts have been adjusted to reflect the two-for-one stock split implemented on September 7, 2001.

                                 NAME AND ADDRESS OF             AMOUNT AND NATURE OF   PERCENT
TITLE OF CLASS                     BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
--------------                   -------------------             --------------------   --------
Common stock.........  Massachusetts Financial Services Company       6,818,937(1)        8.59
                       500 Boylston Street, 15th Floor
                       Boston, MA 02116

---------------
(1) According to its Form 13F filed with the Securities and Exchange Commission for the quarter ended September 30, 2001, Massachusetts Financial Services Company had sole dispositive power with respect to 6,418,657 shares, shared dispositive power with non-managers with respect to 400,280 shares; sole voting power with respect to 6,292,957 shares, and no voting power with respect to 525,980 shares.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

  General

     The Compensation Committee (the "Committee") sets the base salaries and bonuses (if any) of the Company's executive officers, makes awards and sets goals for certain executive officers under the Annual At Risk Compensation Incentive Program (the "At Risk Program"), and makes awards to executive officers and others under various compensation plans as described below. The Committee consists exclusively of non-employee independent directors, appointed by resolution of the entire Board of Directors. No member of the Committee is permitted to receive any award under any plan administered by the Committee.

     The Committee's objective is to set executive compensation at levels which
(i) are fair and reasonable to the stockholders, (ii) link executive compensation to long-term and short-term interests of the stockholders, and
(iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers' compensation is linked to the interests of the stockholders by making a significant part of each executive officer's potential compensation depend on the price of the Company's Common Stock on the open market, the Company's earnings per share, and the officer's own performance. The retention of officers is encouraged by making a substantial portion of the compensation package in the form of awards which either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time.

     Specific components of executive officers' compensation earned or paid in fiscal 2001 are discussed below. The Company's five most highly compensated executive officers are identified on the Summary Compensation Table on page 13, and are sometimes referred to as the "named executive officers."

  Base Salary

     The Committee annually reviews base salaries for the Company's officers and adjusts them on a calendar year basis and as promotions occur. The Committee generally uses a range of the 50th percentile to the 75th percentile of its survey data as the starting point. The Committee also takes into account an individual's specific responsibilities, experience and effectiveness.

     As part of the Committee's effort to emphasize the at-risk and incentive portions of executive officer compensation, the base salary of Mr. Kennedy has remained the same since calendar 1996. The fiscal 2001 base salaries of the named executive officers are shown on the Summary Compensation Table on page 13 in the "Base Salary" column.

  Annual At Risk Incentive and Bonus

     Under the At Risk Program, the Committee makes At Risk Awards which grant for certain named executive officers the opportunity to earn cash payments depending on the achievement of goals set within the first quarter of each fiscal year. Performance goals are both financial (for example, Company earnings per share or subsidiary earnings) and non-financial (for example, customer service).

     The Summary Compensation Table on page 13 includes in the "LTIP (Long-Term Incentive Plan) Payouts" column the amounts earned by Messrs. Kennedy and Ackerman in fiscal 2001 under the At Risk Program. These payments are considered by the SEC to be "long-term" incentives because payments are based on the rolling average of performance during the two fiscal years most recently completed. The range of potential At Risk Program awards for fiscal 2001 for Messrs. Kennedy and Ackerman is set out in the Long-Term Incentive Plan Table on page 16.

     At Risk Program goals for Mr. Kennedy, as Chief Executive Officer, were a specified level of Company earnings per share (weighted as 75% of the formula) and customer service/other goals (weighted as 25% of the formula). Company earnings per share (exclusive of non-cash asset write downs, non-cash cumulative effect of changes in accounting methods, and certain other special items) must reach a pre-determined target to trigger the maximum annual incentive award to Mr. Kennedy.

     In furtherance of the Committee's goal of emphasizing incentive-based compensation for the Company's executive officers, most of the executive officers, including Messrs. Beck, Seeley and Smith were paid amounts as bonuses in December 2001 (for performance in fiscal 2001). These awards were based on the performance of their respective subsidiaries and/or their effectiveness in performing their respective responsibilities. Messrs. Kennedy and Ackerman made recommendations for fiscal 2001 bonuses for the Company's executive officers and other officers which were accepted by the Committee. The Summary Compensation Table on page 13 includes in the "Bonus" column the amount earned by the named executive officers in fiscal 2001 as bonuses. These awards are considered by the SEC to be bonuses because they are based on performance during a single fiscal year. As shown on that table, the Committee awarded to Mr. Kennedy a performance-based bonus of $848,150. It did so in recognition of the Company's excellent performance under Mr. Kennedy's leadership in fiscal 2001 as well as his more than 40 years of service during which he transformed the Company from a regional utility into a diversified energy company of national and international scope, and his impending retirement as an officer of the Company.

  Stock Options, SARs and Restricted Stock

     Stock options, stock appreciation rights (SARs) and restricted stock represent the longer-term incentive and retention component of the executive compensation package. In fiscal 2001, the Committee awarded stock options to 96 employees, including the named executive officers. These awards are intended to focus attention on managing the Company from a long-term investor's perspective and encourage officers and other managers to have a significant, personal investment in the Company through stock ownership. Employees are encouraged to retain their stock for long-term investment, rather than sell option shares after receiving them. Awards are made under plans such as the 1997 Award and Option Plan which allow the Committee broad flexibility to use a wide range of stock-based performance awards.

     The Committee annually awards SARs and stock options to buy Company Common Stock, both of which have value only to the extent the market price of the Company's Common Stock increases after the date of an award. The Committee also from time to time awards restricted stock, which increases or decreases in value to the same extent as the Company's Common Stock. Dividends are paid on restricted stock and on the shares held for employees (including executive officers) in various employee benefit plans, so executive officers benefit directly from dividends paid on the Company's Common Stock.

     During fiscal 2001, the Committee awarded to each named executive officer options to buy stock in the future at the market price on the award date. The Committee also awarded to Mr. Kennedy and Mr. Ackerman an equal number of SARs with the same exercise price. None of the options or SARs awarded can normally be exercised for at least one year after the award date, and all of them expire no later than 10 years after the award date. Awards to the named executive officers are shown on the Option/SAR Grants in Fiscal 2001 table on page 14.

     As a general rule, the Committee uses the prior year's grant as the starting point for determining each subsequent year's grant. The Committee changes the size of grants as (1) participants are promoted to new positions,
(2) surveys indicate that stock options should be adjusted, or (3) depending on the Committee's perception of individual and Company performance.

     Because the required "mark-to-market" quarterly accounting entries for outstanding SARs were contributing to volatility of the Company's earnings, and making those earnings less predictable, the Committee recommended that the 1993 and 1997 Plans be amended to allow SARs to be converted to non-qualified stock options having the same exercise price and term as the converted SARs. These amendments were adopted by the Board, and were approved by the stockholders at a special meeting of stockholders which concluded early in fiscal 2002. On November 20, 2001, all of the convertible SARs held by Mr. Kennedy and Mr. Ackerman were converted into non-qualified stock options at the request of the Committee and with their consent.

     Also in fiscal 2002, and consistent with its established practice, the Committee awarded Mr. Kennedy the same number of options (on a split-adjusted basis) as the options and SARs awarded to him in fiscal 2001. It did so in recognition of the Company's excellent performance under Mr. Kennedy's leadership in fiscal 2001 as well as his more than 40 years of service during which he transformed the Company from a regional utility into a diversified energy company of national and international scope, and his impending retirement as an officer of the Company. Given Mr. Kennedy's retirement as an officer of the Company in January 2002, he will not be eligible to receive further stock options under the 1993 or 1997 Award and Option Plans.

  Benefits Based on Retirement, Death, or Change in Control

     Benefits based on retirement, death, or change in control are payable under various arrangements which are applicable to the named executive officers (as well as other core employees). The Committee is not generally authorized to amend such arrangements, but makes recommendations to the Board of Directors to amend such plans.

     Neither the Company nor the Committee made any material changes in any of the plans described in this section, except that the Company and Mr. Kennedy entered into the arrangements discussed at page 17 under the heading Employment Contracts and Termination of Employment and Change-in-Control Agreements. Neither the Company nor the Committee made any material changes in any of the "miscellaneous minor perquisites and personal benefits" discussed in footnote
(1) of the Summary Compensation Table on page 13.

  Compensation of Chief Executive Officer

     The bases for Mr. Kennedy's fiscal 2001 base salary and At Risk Program award, and performance-based bonus, including the Committee's goals and methodology, are discussed earlier in this report under the headings Base Salary and Annual At Risk Incentive and Bonus. The bases for Mr. Kennedy's other fiscal 2001 longer-term incentive awards are discussed earlier in this report under the heading Stock Options, SARs and Restricted Stock. The bases for arrangements in connection with Mr. Kennedy's fiscal 2002 retirement are discussed at page 17 under the heading Employment Contracts and Termination of Employment and Change-in-Control Agreements

  Policy With Respect to Qualifying Compensation Paid to Executive Officers For Deductibility Under Section 162(m) of the Internal Revenue Code

     The Committee intends that, whenever reasonably possible, compensation paid to its managers, including its executive officers, should be deductible for federal income tax purposes. Compensation paid under the At Risk Program qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee may vote to award compensation, especially to a chief executive officer, that is not fully deductible, if the Committee determines that such award is consistent with its philosophy and is in the best interests of the Company and its stockholders.

                                          COMPENSATION COMMITTEE

                                          GEORGE L. MAZANEC, CHAIRMAN
                                          ROBERT T. BRADY
                                          EUGENE T. MANN

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information with respect to compensation paid by the Company and its subsidiaries for services rendered during the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended September 30, 2001 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                               ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                       -----------------------------------   --------------------------------------
                                                                                      AWARDS              PAYOUTS
                                                                             -------------------------   ----------
                                                                                            SECURITIES
                                                              OTHER ANNUAL    RESTRICTED    UNDERLYING                ALL OTHER
     NAME AND PRINCIPAL       FISCAL     BASE                  COMPENSA-        STOCK        OPTIONS/       LTIP      COMPENSA-
          POSITION             YEAR    SALARY($)   BONUS($)    TION($)(1)    AWARDS($)(2)   SARS(#)(3)   PAYOUTS($)   TION($)(4)
     ------------------       ------   ---------   --------   ------------   ------------   ----------   ----------   ----------
Bernard J. Kennedy..........   2001     848,150    848,150         0                 0       600,000      848,150     3,063,051(5)
Chairman of the Board          2000     848,150    802,890         0                 0       600,000      848,150       308,621
of Directors                   1999     848,150          0         0           241,017       480,000      424,000       226,326
Philip C. Ackerman..........   2001     630,000          0         0                 0       500,000      535,500       145,248
Chief Executive Officer and    2000     570,000          0         0                 0       440,000      530,100       156,463
President of the Company       1999     495,000          0         0            32,495       320,000      247,500       118,677
David F. Smith..............   2001     360,000    125,000         0                 0        90,000            0        68,979
President of National          2000     300,000    100,000         0                 0        90,000            0        66,041
Fuel Gas Distribution          1999     250,750     75,000         0                 0        50,000            0        61,196
Corporation
Dennis J. Seeley............   2001     360,000    125,000         0                 0        90,000            0        61,700
President of National          2000     281,500    100,000         0                 0        80,000            0        55,463
Fuel Gas Supply                1999     238,500     80,000         0                 0        50,000            0        51,666
  Corporation
James A. Beck...............   2001     360,769     25,000         0                 0        70,000            0        23,191
President of Seneca            2000     277,500    100,000         0           111,190        50,000            0         4,120
Resources Corporation          1999     245,250          0         0            97,875        50,000            0         5,028

---------------
(1) Excludes perquisites or personal benefits because, for each named executive officer, the cost to the Company of all such items was less than $50,000 and less than 10% of that executive's base salary and bonus, if any, for each fiscal year listed.

(2) The dollar values shown in the Restricted Stock Awards column are based on the fair market value of the Company's Common Stock on the date of the restricted stock award. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time and continued employment with the Company.

    As of September 30, 2001, the aggregate number of unvested shares (post-split) of restricted stock held by each named executive officer and the aggregate fair market value of such shares using a closing market price as of September 30, 2001 of $23.03 are as follows: for Mr. Kennedy, 19,010 shares ($437,800); Mr. Ackerman, 1,328 shares ($30,584); Mr. Smith, 10,000 shares ($230,300); Mr. Seeley, 10,000 shares ($230,300); and Mr. Beck,
    18,000 shares ($414,540). Dividends are paid on all shares of restricted stock.

    Mr. Kennedy's restricted stock awards reported in the table may vest, in whole or in part, in under three years from the date of grant, together with their vesting schedule, as follows: For fiscal 1999, 4,925 (9,850 post-split) restricted shares were granted on December 9, 1999 for performance in fiscal 1999. For fiscal 1998, 4,580 (9,160 post-split) restricted shares were granted on December 10, 1998 for performance in fiscal 1998. Vesting restrictions on Mr. Kennedy's fiscal 1999 and fiscal 1998 awards lapsed on January 3, 2002, which represents a one-year acceleration of the original lapse date.

    Mr. Ackerman was awarded 664 (1,328 post-split) shares of restricted stock on December 9, 1999 for performance in fiscal 1999. Vesting restrictions lapse on the first January 15 which occurs after the year in which Mr. Ackerman retires as an officer of the Company. These shares do not vest if both his employment and Directorship with the Company and its subsidiaries terminate for any reason prior to the expiration of vesting restrictions, unless such termination is on account of death, disability or retirement.

On December 7, 2000, Mr. Beck was awarded 2,000 (4,000 post-split) shares of restricted stock for performance in fiscal 2000. He was also awarded 2,000 (4,000 post-split) shares of restricted stock on December 9, 1999 for performance in fiscal 1999. Vesting restrictions lapse on December 7, 2006 and December 9, 2005, respectively. These shares do not vest if Mr. Beck's employment with the Company and its subsidiaries terminates for any reason except death or prior to the expiration of the vesting restrictions.

(3) The numbers of shares underlying options/SARs are adjusted to reflect the two-for-one stock split which was implemented on September 7, 2001.

(4) In fiscal 2001, the Company paid, contributed or accrued for Messrs. Kennedy, Ackerman, Smith, Seeley and Beck $0, $10,200, $10,200, $10,200 and $5,383, respectively, under the Tax-Deferred Savings Plan; $129,840, $52,085, $15,223, $15,223 and $4,252, respectively, under the Tophat Plan which pays all participants a sum intended to replace amounts which they will not receive as Company-matching contributions under the Tax-Deferred Savings Plan as a result of tax law limits or other tax considerations; $0, $5,450, $722, $1,940 and $0, respectively, under a program that passes through to employees the Company's tax savings associated with payment of dividends on Employee Stock Ownership Plan shares; $55,897, $21,057, $4,706, $9,577 and $0, respectively, as above-market interest under the Deferred Compensation Plan (which amount, in the case of Mr. Smith, could be forfeited); and $126,351, $56,456, $38,128, $24,760 and $13,556
    respectively, as the dollar value of split-dollar or other life insurance benefits paid for by the Company.

(5) In fiscal 2001, the Company entered into a Retirement and Consulting Agreement with Mr. Kennedy in connection with his retirement in fiscal 2002. Under that agreement, the Company agreed to transfer to Mr. Kennedy 50,000 shares (pre-split) of Company common stock in fiscal 2002. The market value of those shares at the end of fiscal 2001 was $2,303,000. In that same agreement, the Company agreed to pay Mr. Kennedy in fiscal 2002 a bonus equal to approximately one-fourth of his recent AARCIP award payouts, in three monthly payments of $149,321 in the first three months of fiscal 2002. See Employment Contracts and Termination of Employment and Change-in-Control Agreements on page 17 for additional information regarding this agreement.

STOCK OPTION GRANT TABLE

     The following table sets forth information with respect to options to purchase shares of Common Stock and Stock Appreciation Rights ("SARs") awarded during fiscal 2001 to the named executive officers pursuant to plans approved by the Company's stockholders.

                      OPTION/SAR GRANTS IN FISCAL 2001(1)
--------------------------------------------------------------------------------

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                           PERCENT OF TOTAL
                            NUMBER OF        OPTIONS/SARS     EXERCISE
                           SECURITIES         GRANTED TO       OR BASE
                           UNDERLYING         EMPLOYEES       PRICE PER                 GRANT DATE
                          OPTIONS/SARS        IN FISCAL         SHARE     EXPIRATION      PRESENT
NAME                       GRANTED(#)            YEAR          ($/SH)        DATE       VALUE($)(2)
----                     ---------------   ----------------   ---------   ----------   -------------
Bernard J. Kennedy.....  300,000 options         12.8%        $27.7975     12/2010      $1,590,000
                         300,000 SARs            12.8%         27.7975     12/2010       1,590,000
Philip C. Ackerman.....  250,000 options         10.7%         27.7975     12/2010       1,325,000
                         250,000 SARs            10.7%         27.7975     12/2010       1,325,000
David F. Smith.........  90,000 options           3.9%         27.7975     12/2010         477,000
Dennis J. Seeley.......  90,000 options           3.9%         27.7975     12/2010         477,000
James A. Beck..........  70,000 options           3.0%         27.7975     12/2010         371,000

---------------
(1) The options and SARs shown on this table were granted under the 1993 and 1997 Award and Option Plans and can be exercised at any time during the nine years preceding the expiration date if the holder remains with the Company. These options and SARs terminate within three months of termination of employment, except that upon termination of employment for any reason other than discharge for cause or voluntary resignation prior to age 60, most of such options and SARs may be exercised within five years after termination of employment. Payment of the exercise price may be in cash or by tendering shares of Company Common Stock. The number of options and SARs awarded have been adjusted to reflect the two-for-one stock split which was implemented on September 7, 2001. On November 20, 2001, all the SARs shown on this table were converted into non-qualified stock options having the same exercise price and term as the converted SARs.

(2) This column shows the hypothetical value of these options and SARs according to a binomial option pricing model. The assumptions used in this model for the options granted in fiscal 2001 were: quarterly dividend yield of 0.87%, an annual standard deviation (volatility) of 20.51%, a risk-free rate of 5.26%, and an expected term before exercise of 5.0 years. Whether the assumptions used will prove accurate cannot be known at the date of grant. The model produces a value based on freely tradable securities, which the options and SARs are not. The holder can derive a benefit only to the extent the market value of Company Common Stock is higher than the exercise price at the date of actual exercise.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

     The following table sets forth as to each named executive officer information with respect to stock option and SAR exercises during fiscal 2001 and the number and value of unexercised options and SARs at September 30, 2001.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2001
                  AND OPTION/SAR VALUES ON SEPTEMBER 30, 2001
--------------------------------------------------------------------------------

                                  NUMBER OF                        NUMBER OF SECURITIES
                                 SECURITIES                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 UNDERLYING                           OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                                 OPTIONS/SAR                       FISCAL YEAR-END(#)(3)       AT FISCAL YEAR-END($)(4)
                                  EXERCISED        VALUE        ---------------------------   ---------------------------
             NAME                  (#)(1)      REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------------   -----------   -------------   -----------   -------------
Bernard J. Kennedy.............    135,788       1,712,994       3,153,054       600,000      11,466,226          0
Philip C. Ackerman.............      5,442          71,603       1,989,728       500,000       6,778,331          0
David F. Smith.................     14,916         181,153         264,000        90,000         419,076          0
Dennis J. Seeley...............          0               0         276,000        90,000         581,405          0
James A. Beck..................      9,144          89,781         241,698        70,000         460,215          0

---------------
(1) The number of securities shown in this column have been adjusted to reflect the two-for-one stock split which was implemented on September 7, 2001. The two-for-one stock split would not affect the "Value Realized" column.

(2) Market value of stock at exercise less exercise price or base price.

(3) The number of securities in these two columns have been adjusted to reflect the two-for-one stock split which was implemented on September 7, 2001. This adjustment does not affect the Value of Unexercised In-the-money Options/SARs columns. On November 20, 2001, 3,097,172 SARs were converted into non-qualified stock options. The numbers in this table include 146,136 SARs issued from the 1984 stock plan that are still outstanding and exercisable.

(4) Market value of stock at fiscal year-end less exercise price or base price.

LONG-TERM INCENTIVE PLAN AWARD TABLE

     The following table sets forth information with respect to long-term incentive plan awards made during fiscal 2001 to the named executive officers pursuant to the At Risk Program.

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 2001
--------------------------------------------------------------------------------

                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                            NON-STOCK PRICE-BASED PLANS(1)
                                   PERFORMANCE PERIOD    -------------------------------------
              NAME                  UNTIL MATURATION     THRESHOLD($)   TARGET($)   MAXIMUM($)
              ----                ---------------------  ------------   ---------   ----------
Bernard J. Kennedy..............  2 years ended 9/30/01       0          848,150     848,150
Philip C. Ackerman..............  2 years ended 9/30/01       0          315,000     630,000

---------------
(1) This table describes the sole At Risk Program opportunity which was made to executive officers in fiscal 2001 based on the rolling two-year average of performance in fiscal 2000 and fiscal 2001. The actual amounts awarded and paid for fiscal 2001 under the At Risk Program are shown in the Summary Compensation Table on page 13 in the LTIP Payouts column.

REPORT ON REPRICING OF OPTIONS/SARS

     The Company did not reprice any stock options or SARs in fiscal 2001. Under the 1997 Award and Option Plan, from which 99% of the current grants are issued, options and SARs can not be repriced after they have been granted.

CORPORATE PERFORMANCE GRAPH

     The following graph compares the yearly cumulative stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and the Standard & Poor's Utilities Index ("S&P Utilities") for a period of five years commencing September 30, 1996, and ended September 30, 2001.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

                             FISCAL YEARS 1996-2001
COMPARISON CHART

                                                      NATIONAL FUEL                  S&P 500                  S&P UTILITIES
                                                      -------------                  -------                  -------------
1996                                                     100.00                      100.00                      100.00
1997                                                     125.00                      140.00                      114.00
1998                                                     138.00                      153.00                      149.00
1999                                                     145.00                      196.00                      147.00
2000                                                     179.00                      222.00                      212.00
2001                                                     152.00                      163.00                      160.00

     * Assumes $100 invested on September 30, 1996, and reinvestment of dividends.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     Mr. Kennedy entered into an employment agreement with the Company on September 17, 1981, which was most recently extended as of September 1, 1999. That employment agreement preserved, as a minimum level of compensation, monthly compensation levels as are in effect from time to time. In September 2001, the Company and Mr. Kennedy entered into arrangements under which its existing employment agreement with Mr. Kennedy concluded on January 2, 2002. Until the conclusion of that employment agreement, Mr. Kennedy's cash compensation continued at the then-current level.

     On September 19, 2001, the Company announced the election of Philip C. Ackerman as Chief Executive Officer to succeed Mr. Kennedy, effective October 1, 2001. Mr. Kennedy, who joined the Company in 1958 and has been Chief Executive Officer since 1988, remained Chairman until January 2, 2002 and continued to serve as a Director. Mr. Kennedy also agreed to serve as a consultant to the Company for 30 months commencing January 2, 2002 at a monthly retainer of $20,833. In addition, Mr. Kennedy will continue to be entitled to a lifetime monthly retirement benefit of $10,120 (50% Joint & Survivor Annuity) under the Company's qualified Retirement Plan. In recognition of his long and distinguished service to the Company, and in consideration of his waiver of the balance of his existing employment agreement, his undertaking to be bound permanently by comprehensive confidentiality and non-disclosure arrangements, and his agreement to a broad, three-year, non-compete covenant, the Company agreed to award Mr. Kennedy, effective October 1, 2001, 50,000 shares (pre-split) of the Company's common stock (which shares were purchased by the Company on the open market) and to settle Mr. Kennedy's pension entitlements in accordance with the Company's Executive Retirement Plan, as amended to accommodate similarly situated executives and reflect prior actions of the Company's Board of Directors. Pursuant to that settlement, Mr. Kennedy is entitled to a lifetime monthly retirement benefit of $183,745, which translates into a one-time cash out option, if elected, of $23,000,000 as of January 1, 2004, which amount would be payable as a death benefit, in the event of Mr. Kennedy's death prior to January 1, 2004. This cash out would eliminate the Company's liability for any future annuity payments under the Executive Retirement Plan.

     Messrs. Ackerman, Beck, Smith and Seeley entered into Employment Continuation and Noncompetition Agreements with the Company dated December 11, 1998 that are to become effective in the event of a defined change of control of the Company. They preserve as a minimum, for the three years following such change of control, the annual salary levels and employee benefits as are then in effect for these executives and provide that, in the event of certain terminations of employment, these executives shall receive severance payments up to 1.99 times their respective annual base salaries and annual bonuses prior to termination. Unless an executive elects not to be bound by the Noncompetition part of the agreement, an additional payment of 1.00 times salary and annual bonus prior to termination will be made. In addition, executives shall receive continuation of certain employee benefits for three years or receipt of the value of such benefits.

     Also, in the event of a defined change in control, these executives shall receive the above-market rate interest on certain deferrals under the Deferred Compensation Plan, which otherwise could have been forfeited. At September 30, 2001, the above-market rate interest account balance for each of the named executive officers were as follows: $317,866 for Mr. Kennedy, $127,672 for Mr. Ackerman, $44,906 for Mr. Smith, $0 for Mr. Beck and $59,521 for Mr. Seeley.

RETIREMENT BENEFITS

     The following table shows annual 50% joint and survivor life annuity total benefits payable under the Retirement Plan plus the Executive Retirement Plan to eligible officers retiring on the later of the normal retirement age of 65 or their current age with a spouse of the same age. Forms of benefit payment other than the 50% joint and survivor life annuity, or retirement at an age earlier than 65, would result in different annual benefits to eligible officers.

                                                 PENSION PLAN TABLE
                                        ESTIMATED ANNUAL RETIREMENT BENEFITS
                                      FOR YEARS OF BENEFIT SERVICE CREDITED(1)
       REMUNERATION         ------------------------------------------------------------
         (2) (3)               20          25           30           35           40
--------------------------  --------   ----------   ----------   ----------   ----------
$  300,000................  $ 99,436   $  124,294   $  149,153   $  165,501   $  181,848
   700,000................   237,020      296,275      355,531      394,925      434,319
 1,100,000................   374,605      468,256      561,908      624,349      686,791
 1,500,000................   512,190      640,237      768,285      853,774      938,723
 1,900,000................   649,775      812,218      974,662    1,083,198    1,191,195

   ---------------------
   (1) The service credited for retirement benefit purposes to the officers named in the Summary Compensation Table, as of September 30, 2001, except for Mr. Kennedy is as follows: Mr. Ackerman, 33 years, 2 months; Mr. Smith, 23 years, 2 months; Mr. Seeley, 36 years, 3 months; Mr. Beck, 12 years, 4 months.

   (2) Compensation covered for retirement benefit purposes differs from the amounts appearing in the three "annual compensation" columns of the Summary Compensation Table on page 13, because the retirement benefits are based on the average of the "annual cash compensation" (including At Risk Awards, other performance-related lump-sum compensation and certain other restricted stock) payable for the 60 consecutive month period during the last ten years before retiring which produces the highest average. Accordingly, the current compensation covered by the plans (meaning the average "annual cash compensation" for the 60 months ending September 2001) for the above named executive officers except for Mr. Kennedy was: Mr. Ackerman, $886,119; Mr. Smith, $355,467; Mr. Seeley, $351,317; and Mr. Beck, $300,674. See paragraph following this table for details of Mr. Kennedy's Retirement benefits.

   (3) Benefits described in this table reflect a partial offset for Social Security benefits.

     An officer eligible to receive benefits under the Retirement Plan plus the Executive Retirement Plan can be credited with a maximum of 40 years of service for retirement benefit purposes unless such officer qualifies as a "Qualifying Member" under the Executive Retirement Plan. Currently, Mr. Kennedy is the only officer who qualifies as a "Qualifying Member." The Executive Retirement Plan provides that, with respect to a "Qualifying Member" whose retirement occurs prior to the end of the term of his employment agreement, the Compensation Committee shall determine in its reasonable discretion the Annual Cash Compensation relating to the interval between the Qualifying Member's retirement date and the end of the term of his employment agreement. In addition, that same interval is included in a Qualifying Member's years of service. Accordingly, Mr. Kennedy is credited with 44 years and 1 month of service under the Executive Retirement Plan. However, no determination of Mr. Kennedy's annual cash compensation was made for the interval referred to above. Rather, the Company and Mr. Kennedy entered into a settlement of Mr. Kennedy's pension entitlements as discussed at page 17 under the heading "Employment Contracts and Termination of Employment and Change-in-Control Agreements." Pursuant to that settlement, Mr. Kennedy is entitled to a lifetime monthly Executive Retirement Plan benefit of $183,745. In addition he is entitled to a lifetime annual 50% joint and survivor life annuity of $10,120 under the Company's qualified Retirement Plan based on 40 years of benefit service and his Final Average Pay, as defined in the qualified Retirement Plan, as limited by Internal Revenue Service regulations. Mr. Kennedy's annual Executive Retirement Plan benefit plus his annual Retirement Plan benefit is $2,326,380.

                   2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the 2002 Annual Meeting, stockholders will be asked to appoint PricewaterhouseCoopers LLP independent accountants for the Company's fiscal year ending September 30, 2002 ("fiscal 2002"). If appointed, PricewaterhouseCoopers LLP will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 2002.

     Representatives of that firm will not be attending this year's annual meeting. Therefore, no representative will be available to answer questions or make a statement.

     The affirmative vote of a majority of the votes cast with respect to the appointment of independent accountants by the holders of shares of Common Stock entitled to vote is required for the appointment of PricewaterhouseCoopers LLP as independent accountants.

     If the necessary votes are not received, or if PricewaterhouseCoopers LLP declines to accept or otherwise becomes incapable of accepting or exercising the appointment, or its services are otherwise discontinued, the Board of Directors will appoint other independent accountants. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for the appointment of PricewaterhouseCoopers LLP as independent accountants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS APPOINTMENT.

            3.  APPROVAL OF THE AMENDED AND RESTATED ANNUAL AT RISK
                         COMPENSATION INCENTIVE PROGRAM

     Since 1993, a key component of the Company's executive compensation package has been the performance-based compensation paid in accordance with the Company's Annual At Risk Compensation Incentive Program ("AARCIP"). The Company is now seeking the stockholder approval necessary to receive the maximum tax benefit of continuing to pay performance-based compensation under the AARCIP as proposed to be amended at the 2002 Annual Meeting of Stockholders. The proposed Amended AARCIP accompanies this Proxy Statement as Exhibit A.

BACKGROUND.

     The AARCIP is described in the "Administrative Rules With Respect to At Risk Awards Under the 1993 Award and Option Plan," which the stockholders approved at the 1995 Annual Meeting, and in the "Administrative Rules With Respect to At Risk Awards Under the 1997 Award and Option Plan," which the stockholders approved at the 2000 Annual Meeting. Under the AARCIP, cash is payable to eligible employees based on the extent of attainment over a Performance Period of Performance Goals, all as specified and judged by the Compensation Committee in its discretion ("At Risk Awards"). An At Risk Award is one of the several types of awards which the Compensation Committee can make under the authority of either the 1993 Award and Option Plan (the "1993 Plan"), which the stockholders approved at the 1993 Annual Meeting, or the 1997 Award and Option Plan (the "1997 Plan"), which the stockholders approved at the 1997 Annual Meeting. The purposes of both the 1993 Plan and the 1997 Plan are (i) to provide incentives to certain employees of the Company whose contributions are important to the continued success of the Company, and (ii) to enhance the Company's ability to attract and retain highly qualified persons for the successful conduct of its businesses.

     The Company is now asking for approval by the stockholders, at the 2002 Annual Meeting, of amended and restated Administrative Rules with respect to At Risk Awards under the 1997 Plan (the "Amended AARCIP", attached as Exhibit A). Under the Amended AARCIP, cash would continue to be payable to executives based on the extent of attainment over a Performance Period of Performance Goals, all as specified and judged by the Compensation Committee in its discretion. The only amendment to the AARCIP being proposed is to increase the maximum award available to an individual. The proposed maximum award would be the lesser of
(i) 200% of that individual's base salary, or (ii) two million dollars. This is double the current maximum award.

     The Company has historically paid a substantial portion of its executive compensation in the form of stock options under the 1993 and 1997 Plans, in order to align the executives' interests with the stockholders. A stock option has value only to the extent the market price of the Company's common stock increases after the option is awarded, so stock options provide a direct economic incentive to the recipient to do things that increase the market value of the Company's common stock. Based on the Company's historical levels of granting options, the options available to be granted would be exhausted within the next fiscal year or two. With fewer options available to be awarded in the future, the Company wishes to maintain the tie between executive compensation and Company performance by increasing the maximum amount a successful executive may earn by meeting his or her Performance Goals under the AARCIP.

     The Company could simply pay cash bonuses to its executives based on their performance, without having the bonus program approved by the stockholders. However, for the Company to receive the maximum tax benefit from compensation paid to its executives, stockholder approval of the Amended AARCIP is necessary.
Section 162(m) of the Internal Revenue Code limits the amount of individual compensation that may be deducted by an employer for tax purposes in any one fiscal year to $1 million per person. However, that section also creates an exception to the $1 million limit for compensation which constitutes "performance-based compensation", paid as a result of the attainment of pre-established, objective performance criteria. Among other conditions, in order to be "performance-based compensation", the material terms of a performance-based plan like the AARCIP or the Amended AARCIP must be approved by the Company's stockholders (and reapproved at least every five years). Consequently, some future executive compensation may not be deductible by the Company unless the Amended AARCIP is approved by stockholders at the 2002 Annual Meeting.

     Therefore, in order to ensure that as much as possible of the Company's future executive compensation will constitute "performance-based compensation," and thus will be fully deductible to the Company on its federal income tax returns, stockholder approval of the Amended AARCIP is being sought at this time. The Board of Directors of the Company has determined that approval of the Amended AARCIP by the stockholders is in the best interests of the Company and the stockholders. The affirmative vote of a majority of the shares of Common Stock present and voting at the meeting is required for approval of the Amended AARCIP.

SUMMARY OF THE AMENDED AARCIP.

     The following is a summary of the Amended AARCIP and the Administrative Rules implementing the Amended AARCIP ("Rules"). A copy of the Rules accompanies this Proxy Statement as Exhibit A. The following summary is qualified in its entirety by reference to Exhibit A.

  At Risk Awards

     Under the Amended AARCIP, At Risk Awards granted by the Committee under the 1997 Plan entitle each recipient to a cash payment based upon the extent to which Performance Goals have been attained for a specified Performance Period. No Eligible Employee may receive more than one At Risk Award in any fiscal year. An At Risk Award may be granted singly, in combination or in the alternative with other Awards granted under the 1997 Plan or awards under other Company benefit plans.

  Administration

     The Amended AARCIP provides for administration by the Compensation Committee of the Board, or such other committee designated by the Board ("Committee"). The Committee must consist of at least two members, each of whom is an "outside director" as defined by Section 162(m) of the Internal Revenue Code and the rules, regulations and interpretations promulgated thereunder as amended from time to time ("Code").

     With respect to At Risk Awards, the Committee has full authority to: interpret the 1997 Plan and Section 162(m) of the Code to the extent not addressed by regulation, proposed regulation or publicly available interpretation of the Internal Revenue Service; determine and select Eligible Employees to receive At Risk Awards; determine the terms and conditions of an At Risk Award, including the time of making the At Risk Award, the Performance Period, Performance Goals, and levels of At Risk Awards to be earned in relation to levels of achievement of the Performance Goals; determine whether At Risk Awards are to be granted singly, in combination or in the alternative with other Awards under the 1997 Plan or awards under other Company benefit plans; grant waivers of 1997 Plan terms and conditions, provided that such waivers are not inconsistent with Section 162(m) of the Code; and accelerate the vesting, exercise or payment of any At Risk Award or the Performance Period of an At Risk Award when such action would not cause compensation paid or payable under such At Risk Award to cease to be deductible by the Company for federal income tax purposes. The Committee will also have the authority to grant At Risk Awards in replacement of Awards previously granted under the 1997 Plan or awards under any other executive compensation or stock option plan of the Company or a Subsidiary.

     Under the Amended AARCIP, all determinations of the Committee will be made by a majority of its members, and its determinations will be final, binding and conclusive. The Amended AARCIP authorizes the Committee, in its discretion, to delegate its authority and duties under the 1997 Plan with respect to At Risk Awards to the Company's Chief Executive Officer or to other senior officers of the Company, but only to the extent, if any, permitted by Section 162(m) of the Code.

  Eligibility for Participation

     Eligible Employees are those employees of the Company or its Subsidiaries who are expected to constitute "covered employees" within the meaning of Section 162(m) of the Code, and any other Core Employee to whom an At Risk Award has been granted by the Committee. Presently, there are approximately four Eligible Employees.

  Effective Date

     Upon approval of the Amended AARCIP by the stockholders of the Company at the 2002 Annual Meeting, the Amended AARCIP will become effective as of December 13, 2001.

  Objective Performance Goals

     The Performance Goals of the Amended AARCIP are established with reference to earnings per share, subsidiary net income and customer service/other goals, and are established by the Committee for each Eligible Employee who receives an At Risk Award.

     For example, for fiscal 2002, the Committee has granted an At Risk Award pursuant to which Mr. Ackerman would have the opportunity to earn annual at risk incentive compensation equal to specified percentages of base salary, by achieving specific target Performance Goals constituting median and maximum performance. Mr. Ackerman, as Chief Executive Officer, would receive payment based upon attainment of specified levels of Company earnings per share (weighted as a specified percentage of the overall formula) and specified levels of satisfaction of customer service/other goals (weighted as a specified percentage of the overall formula). The "customer service/other goals" could include, but are not necessarily limited to: reliability, system integrity and synergism, management preparedness, profitability, meeting of budgets, nonregulated acquisitions, hedging, improving efficiency and human resources projects.

     Virtually all the At Risk Awards ever made by the Company have been based on the recipient's performance over a Performance Period of two fiscal years. The At Risk Award payments to Mr. Ackerman and Mr. Kennedy in 1999-2001 were each based on two-year Performance Periods, and are shown in the Summary Compensation Table on page 13 in the column headed "LTIP Payouts." When the Compensation Committee sets the Performance Goals for a specific At Risk Award, it also sets the Performance Period over which performance will be measured, which could be any time period permitted by Section 162(m) of the Internal Revenue Code.

     The Amended AARCIP provides that the maximum aggregate value of any At Risk Award to any Eligible Employee in any fiscal year will not exceed the lower of
(i) twice that employee's base salary for that fiscal year, or (ii) two million dollars. Under the AARCIP, such awards to an Eligible Employee were limited to the lower of (i) that employee's base salary for that fiscal year, or (ii) one million dollars.

     The Committee may revise the target and maximum Performance Goals and the percentages and weightings, from time to time, provided that it is not intended that such revisions would in the aggregate make future At Risk Awards more valuable or more easily achievable than those described here.

  Grant of At Risk Awards

     The Amended AARCIP provides that At Risk Awards may be made for each of the fiscal years of the Company commencing with fiscal 2002. The At Risk Awards for a fiscal year may be made only within the time allowed under Section 162(m) of the Code.

  Payment of At Risk Awards

     Under the Amended AARCIP, each At Risk Award granted to an Eligible Employee will entitle such Eligible Employee to receive a cash payment based on the extent to which the Performance Goals for a particular Performance Period are attained, as specified by the Committee in the Award Notice and certified in writing by the Committee (for example, in approved Committee minutes). Cash payment will be made promptly after such certification.

  Termination of Employment, Retirement, or Death of Participant

     The 1997 Plan provides that if an Eligible Employee's employment with the Company or Subsidiary terminates for a reason other than death, disability, retirement, or any other approved reason, all unearned or unpaid At Risk Awards will be canceled or forfeited, unless otherwise provided in the Award Notice or the Rules.

     The Rules provide that if the Eligible Employee became disabled, retired or was terminated for an approved reason during a Performance Period, his participation would continue to the end of the Performance Period, and he would be paid a percentage of the amount earned proportionate to his period of active service during that Performance Period.

     If the Eligible Employee died during a Performance Period, the designated beneficiary or estate would be paid an amount proportionate to the period of active service during the Performance Period, based upon the maximum Award amount.

  Amendments to At Risk Awards

     The Amended AARCIP provides that the Committee may at any time unilaterally amend any unearned or unpaid At Risk Award, including At Risk Awards earned but not yet paid, to the extent it deems appropriate. However, any such amendment which is adverse to the Eligible Employee requires the Eligible Employee's consent. The Committee has no authority to make any amendment which would cause compensation paid or payable under the At Risk Award to cease to be deductible by the Company for federal income tax purposes.

  Amendments to Rules

     Subject to the stockholder approval requirements of Section 162(m), the Committee may, from time to time, amend the Rules in any manner.

  Change in Control and Change in Ownership

     The 1997 Plan defines a "Change in Control" as occurring when (i) a "person" becomes the beneficial owner of 20% or more of voting control of the Company, (ii) the stockholders approve either a merger that substantially changes the stockholders' proportionate ownership of the surviving company or a transfer of substantially all of the Company's assets, or (iii) members of the "incumbent board" (including directors approved by at least 3/4 of the incumbent board) cease to constitute a majority of the Board. The 1997 Plan also defines a "Change in Ownership" as a change which results directly or indirectly in the Company's Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

     If an Eligible Employee holding an At Risk Award is eligible for treatment under the Change in Control and Change in Ownership provisions of the 1997 Plan, the Rules determine the manner in which such At Risk Award will be paid to him. For purposes of making such payment, each "current Performance Period," which is a Performance Period that has commenced but has not yet ended, will be treated as terminating upon the Acceleration Date, and for each such "current Performance Period" and each "completed Performance Period," which is a Performance Period which has ended but for which the Committee has not, on the Acceleration Date, made a determination as to whether and to what degree the Performance Goals for such period have been attained, it will be assumed that the Performance Goals have been attained at a level of 100% of each target or the equivalent thereof. If the Eligible Employee is participating in one or more "current Performance Periods," he will be considered to have earned and, therefore, to be entitled to receive, a prorated portion of the At Risk Awards previously granted to him for each such Performance Period. Such prorated portion will be determined by multiplying 100% of the At Risk Award to the Eligible Employee by a fraction, the numerator of which is the total number of whole and partial years, with each partial year being treated as a whole year, that have elapsed since the beginning of the Performance Period, and the denominator of which is the total number of years in such Performance Period. An Eligible Employee in one or more "completed Performance Periods" will be considered to have earned and, therefore, to be entitled to receive, 100% of the At Risk Awards previously granted to him during each Performance Period.

  Savings Provision

     The Rules are intended to comply with all the applicable conditions of
Section 162(m) of the Code, so that compensation paid or payable as an At Risk Award will constitute qualified "performance-based compensation." To the extent any provision of the Rules or any action by the Committee fails to comply, such provision or action will be deemed null and void, to the extent permitted by law.

NEW PLAN BENEFITS TABLE

     For each of the named executive officers and the various indicated groups, the following table shows the amount of performance-based compensation paid under the AARCIP in 2002 for the 2000-2001 performance period (Payments in 2003 for 2001-2002 performance are not yet determinable). All years on the table are fiscal years ending September 30.

                               NEW PLAN BENEFITS
--------------------------------------------------------------------------------

                                                               AARCIP              MAXIMUM
                                                            PERFORMANCE-         PERFORMANCE-
                                                               BASED                BASED
                                                            COMPENSATION         COMPENSATION
                   NAME AND POSITION                      PAID FOR 2001(1)   POSSIBLE FOR 2001(2)
                   -----------------                      ----------------   --------------------
Bernard J. Kennedy......................................     $  848,150           $1,696,300
  Chairman of the Board
Philip C. Ackerman......................................     $  535,500           $1,260,000
  Chief Executive Officer
David F. Smith..........................................              0                    0
  President of National Fuel Gas
  Distribution Corporation
Dennis J. Seeley........................................              0                    0
  President of National Fuel Gas
  Supply Corporation
James A. Beck...........................................              0                    0
  President of Seneca
  Resources Corporation
All current executive officers as a group (9 persons)...     $1,383,650           $2,956,300
All non-employee directors as a group (7 persons) as of
  December 31, 2001.....................................             $0                   $0
All employees, including all current officers who are
  not executive officers, as a group....................             $0                   $0

---------------

(1) At Risk Awards under the AARCIP represent cash payments actually made in 2002 for the 2000-2001 Performance Period. Payments for the 2001-2002 Performance Period under the AARCIP are not yet determinable.

(2) The maximum At Risk Award Payment which could have been made under the Amended AARCIP to all persons who received At Risk Awards based on a Performance Period including 2001, if the Amended AARCIP had been in effect.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         4.  FIRST SHAREHOLDER PROPOSAL

     A shareholder (the "Proponent") has indicated that he or she will present the proposal set forth below for consideration by the shareholders at the Annual Meeting. The name, address and stock ownership of the Proponent will be provided by the Company's Secretary to any shareholder promptly upon receipt of any oral or written request.

     "The stockholders recommend that the Board limit all Company executive compensation plans ("Plans") so that actual and potential share dilution attributable to awards to executive officers does not exceed 1% of outstanding shares per year. Consequently, if there were 80,000,000 shares outstanding (approximately the current number), no more than 800,000 stock options, shares of restricted stock and similar securities could be awarded under the Plans to executive officers."

SHAREHOLDER'S SUPPORTING STATEMENT:

     "The Company's latest proxy statement concedes that Company common stock underperformed the Standard & Poors 500 Composite Stock Price Index ("Stock Index") by 28% (over 5% per year) over the 5 Company fiscal year period ended September 30, 2000. The Stock Index is a broad and widely-accepted benchmark against which to measure the performance of American common stocks.

     The price of Company common stock has increased by 59% over the approximately 6 year period from the beginning of fiscal 1996 through September 21, 2001. (I, [name of Proponent omitted], use this date as I have issued this proposal on September 22, 2001, shortly before the Company's deadline.) However, the Stock Index has increased by more -- by 65% -- over the same period.

     Consequently, the performance of Company common stock has been mediocre when compared to American stocks generally.

     Executives responsible for mediocre performance should not enjoy compensation bonanzas. Yet executive compensation at the Company has exploded. The Company has increased the total compensation package of Bernard Kennedy (its CEO, who just announced his retirement effective 11 months prior to the expiration of his employment agreement) from $2,165,306 (fiscal 1996) to $5,234,811 (fiscal 2000). This is a 142% increase over a mere 5 years, far, far beyond what stockholders received.

     Furthermore, during fiscal years 1999 and 2000, the Company awarded stock options and stock appreciation rights (SAR's) that the Company valued at approximately $16,000,000. And the value of just the unexercised awards of stock options and SAR's under the Plans, to just the top five Company executives, as disclosed in the Company's latest proxy statement, was approximately $52,000,000 at September 30, 2000!

     Moreover, the Company awarded stock options, SAR's and restricted stock relating to approximately 3% of outstanding Company common stock respecting fiscal 2000, up substantially from approximately 1.3% in fiscal 1996. The 5 year total (approximately 11%) represents an enormous potential dilution of Company common stock. The Company is being given away to its executives!

     These millstones will depress future returns to stockholders.

     Commentators have criticized stock options for their hidden costs, excessiveness, and dilutive effect, because they mortgage future earnings, etc. See Fortune, June 25, 2001, "CEO Pay Heist".

     In addition, the Company has, in its latest proxy statement, admitted that it made expensive mistakes concerning executive compensation, which have reduced, and made highly volatile, the Company's earnings.

     The Company has committed massive waste. Limiting the Plans as recommended will save stockholders millions of dollars.

     Therefore, the Plans should be limited as recommended."

STATEMENT OF THE BOARD IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

     Your Board of Directors recommends that you vote "AGAINST" this proposal.

     All of the stock options about which the Proponent complains were authorized by the Company's shareholders at various annual meetings over the years, presumably with the expectation that those options would be issued. The whole idea of an option program is to compensate employees in a way that aligns their economic interests with the economic interests of the Company's shareholders. There are currently 115 individuals who hold options issued under the Company's compensation plans.

     If the market price of the Company's stock goes up after an option is issued, the optionholder will likely exercise that option by paying the Company the exercise price (either in cash or by turning in shares to be canceled), and receive a share of Company common stock. Dividends are not paid on unexercised options. Of course, if the market price did not increase after an option was issued, the option would be worthless to the holder, would not be exercised, would not dilute earnings and would cost the Company nothing. An option's "grant date value" (which is required to be shown in all proxy statements and is used by the Proponent as the "value" of the Company's past option grants) is only a prediction of future value generated by a mathematical model. That prediction may or may not come true. High-tech companies in the 1990's issued a lot of options that had high "grant date values" but have proved over time to be worthless.

     In other words, stock options (when and if exercised) generally increase the number of shares outstanding, although not on a one-for-one basis. This means that, as options are exercised, the Company's earnings are effectively spread across more outstanding shares.

     When the Company reports its earnings every quarter, it reports both "basic earnings" per share and "diluted earnings" per share. Basic earnings per share divide the Company's earnings (the Company's "income available for common stock") by the weighted average number of common shares outstanding for the period. Diluted earnings per share are calculated by dividing those same earnings by the sum of weighted average shares outstanding plus the number of shares that would be issued if all unexercised "in the money" stock options were exercised for cash. The Company's discussions with analysts in our publicly accessible conference calls, and the Company's publicly announced earnings projections, all focus on diluted earnings per share, reflecting the potential dilution of earnings if those options were exercised.

     The Company's diluted earnings per share for fiscal 2001 were one cent per share ($0.01/share) less than its basic earnings per share. In the previous four fiscal years, this difference ranged between zero and two cents per share.

     This is far short of the "massive waste" the Proponent alleges. The media article cited by the Proponent focuses on some truly massive option awards in a few highly publicized situations.

     The Proponent misleadingly alleges that the Company's latest (August 2001) proxy statement concedes that the Company's stock underperformed the S&P 500 over a five-year period by 28%. In fact, the Corporate Performance Graph in that proxy statement indicates that the Cumulative Total Return (stock price plus dividends reinvested) on $100 invested in the S&P 500 over that time would have been $267, while $100 invested in Company stock would have yielded a Cumulative Total Return of $239. That is a $28 difference, not a 28% difference; $28 is only 10.5% of the $267 Total Cumulative Return on the S&P 500. More importantly, the Company's stock actually outperformed the other (and more comparable) index tracked on that graph, the S&P Utilities Index, by $11.

     The Proponent also misleadingly alleges that the Company's common stock underperformed the S&P 500 Index over a six year period selected by the Proponent, completely ignoring the dividends paid by the Company and by S&P 500 companies over that time. When dividends are taken into account for both the Company and the S&P 500 (so as to calculate the Cumulative Total Return that SEC regulations require in all proxy statements), your Company's stock actually outperformed the S&P 500 over the six-year period cited by the shareholder. Taking dividends into account, the Total Cumulative Return on $100 invested in Company stock over the Proponent's six-year period was $199.93. This was $18.34 better than the S&P 500 Total Cumulative Return of $181.59, and $22.28 better than the S&P Utilities Total Cumulative Return of $177.65, over the six-year period selected by the Proponent.

     The Company does not promise that our stock will always outperform the S&P 500 or the S&P Utilities Index, and can not promise to continue its long and proud streak of continually increasing dividends. The Company does promise our best efforts in generating earnings and dividends for our shareholders, and in designing compensation programs that align its executives' personal economic interests with the economic interests of our shareholders.

       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                        5.  SECOND SHAREHOLDER PROPOSAL

     A shareholder (the "Proponent") has indicated that he or she will present the proposal set forth below for consideration by the shareholders at the Annual Meeting. The name, address and stock ownership of the Proponent will be provided by the Company's Secretary to any shareholder promptly upon receipt of any oral or written request.

     "The stockholders recommend that the Board of Directors (1) create and appoint a committee comprised principally of unaffiliated and independent members of the public, including members of minority groups (2) direct, empower and enable members of this committee to issue a plan to eliminate the impact of discrimination in employment at the Company and its subsidiaries ("NFG"), by increasing minority employment to reflect the demographic makeup of the customers, populations and places of business that NFG serves, and (3) describe the problem, and the plan to correct it, in the Company's proxy statement or annual report of December 2002 or January 2003, and describe its implementation in the following proxy statement or annual report."

SHAREHOLDER'S SUPPORTING STATEMENT:

     "NFG has never had a nonwhite executive officer. NFG also has refused to disclose to its stockholders in recent years the percentage of its entire American workforce that is nonwhite, and how that breaks down by pay and employment grade.

     Why does this suggest that NFG has discriminated against nonwhites in it employment practices?

     NFG's principal business historically has been its utility business. Most of the utility's customers reside in Erie and Niagara Counties, New York and Erie County, Pennsylvania. The population of these three counties is, respectively, 17.8%, 9.3% and 9.1% nonwhite. The weighted average is approximately 15% nonwhite, since the population of the first county is about two times the population of the other two combined. The vast majority of the American employees of NFG work for the utility.

     Many NFG employees work in Houston, Texas (Harris County). 41.3% of the population of this county is nonwhite.

     The 2000 United States census provides these county population statistics.

     On January 14, 2000, the proxy statement published by NFG, at page 30, indicated that the nonwhite percentage of the full-time employees of NFG was "less than 3%". NFG refused to specifically rebut this figure, and otherwise shies away from public disclosure of the demographics of its employees. Given these evasions, one can only guess that NFG is embarrassed by the truth.

     Why take resolution of this problem away from NFG management? The answer is obvious -- NFG's disgraceful statistics and evasions suggest that management cannot be trusted to act unless externally motivated. Management has not solved the problem despite decades of opportunity.

     The federal Civil Rights Act of 1964 was enacted more than 37 years ago. There are many other laws concerning employment discrimination. Shouldn't the spirit of these laws, and simple notions of fairness and equal opportunity, play a more prominent role at NFG? Should not NFG take a more proactive role before the government takes action, or litigation occurs? Should not NFG secure the good will of politicians, regulators and the community in general, in part because NFG is heavily regulated, faces a more competitive future, and has other problems (such as a declining stock price this year, community anger over high gas prices last winter, and outrageous executive compensation)?

     Therefore, shareholders should approve this proposal."

STATEMENT OF THE BOARD IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

     Your Board of Directors recommends that you vote "AGAINST" this proposal.

     The Company is committed to operating our business in full compliance with the law, including the laws relating to equal employment opportunity. We have a long-standing and widely disseminated policy which requires that our hiring process be free from discrimination based on race, color, gender, national origin, age, disability or veteran status. The Company believes that creating and maintaining a diverse workforce makes good business sense and is a critical component to our continued success in the competitive deregulated environment. Recruiting and retaining a diverse workforce is a priority for the Company. We have an extensive outreach program designed to ensure that the applicants reflect talent from all segments of the American workforce, including those in the many communities we serve.

     The Proponent's supporting statement makes the following materially false and misleading statement as the principal reason why his or her proposal should be adopted:

        On January 14, 2000, the proxy statement published by NFG, at page 30, indicated that the nonwhite percentage of the full-time employees of NFG was "less than 3%".

     This statement is clearly intended to mislead the reader into believing that the Company has indicated that the "nonwhite percentage of its full-time employees" was "less than 3%," and that the "less than 3%" figure is in fact accurate. The Company has never indicated any such thing, because it is not true. The false "less than 3%" allegation was part of a shareholder's supporting statement for a previous shareholder proposal that was substantively identical to the Proponent's proposal. That previous shareholder proposal was included in the Company's 2000 proxy statement and overwhelmingly rejected by the Company's shareholders. The Company's response to the 2000 shareholder proposal denied the false "less than 3%" allegation. Both the 2000 shareholder proposal and the Proponent's present proposal materially understate the "nonwhite" representation in the Company's U.S. full-time regular work force.

     We continue to strive to make sure that (i) minority individuals and organizations become aware of our employment opportunities, and (ii) all applicants have an equal opportunity, regardless of race or ethnic origin, to apply for employment and be evaluated objectively. We believe that the additional committee, procedures, plan and report suggested in the proposal are unnecessary.

       YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with during fiscal 2001.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business that will be presented for consideration at the meeting except as set forth above. However, if any other business is properly brought before the meeting, or any adjournment thereof, the Proxies will vote in regard thereto according to their discretion.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals that security holders intend to present at the 2003 Annual Meeting of Stockholders must be received by the Secretary at the principal offices of the Company no later than September 12, 2002, in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting. Notice of a shareholder proposal submitted outside the processes of SEC Rule 14a-8 under the Securities Exchange Act, for consideration at the 2003 Annual Meeting of Stockholders, shall be considered untimely unless received by the Secretary at the Company's principal office no later than September 23, 2002.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                                   ANNA MARIE CELLINO
                                                   Secretary

January 10, 2002

                                   EXHIBIT A

                      ADMINISTRATIVE RULES WITH RESPECT TO
              AT RISK AWARDS UNDER THE 1997 AWARD AND OPTION PLAN
                 (AMENDED AND RESTATED AS OF DECEMBER 13, 2001)

1.  DEFINITIONS

     As used with respect to At Risk Awards, the following terms shall have the following meanings:

          (a) "At Risk Award" means an award granted by the Committee to a Participant under the 1997 Plan, and entitling the Participant to a cash payment based upon the extent to which specified Performance Goals are attained for a specified Performance Period, pursuant to such terms and conditions as the Committee may establish in an Award Notice. No Eligible Employee may receive more than one At Risk Award under the 1997 Plan in any fiscal year. In no event will the maximum value of any At Risk Award to any Eligible Employee in any fiscal year exceed the lower of (i) twice that employee's base salary for that fiscal year, or (ii) two million dollars. An At Risk Award may be granted singly, in combination or in the alternative with other Awards granted under the 1997 Plan or other Company benefit plans.

          (b) "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board as authorized to administer the 1997 Plan with respect to At Risk Awards. The Committee shall consist of not less than two members, each of whom shall be "outside directors" as defined by Section 162(m) of the Code and the rules, regulations and interpretations promulgated thereunder, as amended from time to time.

          (c) "Eligible Employee" means those employees of the Company or its Subsidiaries who are expected to constitute "covered employees" within the meaning of Section 162(m) of the Code for the applicable fiscal year(s), and any other Key Management Employee to whom an At Risk Award has been granted by the Committee.

          (d) "Performance Period" means the period established by the Committee in the Award Notice, for measurement of the extent to which a Performance Goal has been satisfied.

          (e) "Performance Goal" means the performance objectives of earnings per share, Subsidiary net income and customer service/other goals, established by the Committee for each Eligible Employee who receives an At Risk Award.

          (f) "1997 Plan" means the National Fuel Gas Company 1997 Award and Option Plan as approved by the stockholders at the 1997 Annual Meeting of Stockholders, as amended from time to time.

2.  ADMINISTRATION

     Within the limits of the 1997 Plan, with respect to At Risk Awards the Committee is given full authority to (a) make reasonable, good faith interpretations of the Plan and of Section 162(m) of the Code, to the extent not addressed by regulation, proposed regulation or publicly available interpretation of the Internal Revenue Service; (b) determine who shall be Eligible Employees and select Eligible Employees to receive At Risk Awards; (c) determine all the other terms and conditions of an At Risk Award, including the time or times of making At Risk Awards to Eligible Employees, the Performance Period, Performance Goals, and levels of At Risk Awards to be earned in relation to levels of achievement of the Performance Goals, and such other measures as may be necessary or desirable to achieve the purposes of the 1997 Plan; (d) determine whether At Risk Awards are to be granted singly, in combination or in the alternative with other Awards under the 1997 Plan or awards under other Company benefit plans; (e) grant waivers of 1997 Plan terms and conditions, provided that any such waiver shall not be inconsistent with Section 162(m) of the Code and the rules, regulations and interpretations promulgated thereunder, as amended from time to time; and (f) accelerate the vesting, exercise or payment of any At Risk Award or the Performance Period of an At Risk Award when any such action would not cause compensation paid or payable under such At Risk Award to cease to be deductible by the Company for federal income tax purposes. The Committee shall also have the authority to grant At Risk Awards in replacement of Awards previously granted under the 1997 Plan or awards under any other executive compensation or stock option plan of the Company or a Subsidiary.

     All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the 1997 Plan with respect to At Risk Awards to the Company's Chief Executive Officer or to other senior officers of the Company, but only to the extent, if any, permitted by Section 162(m) of the Code and notwithstanding any other provision of the 1997 Plan or an Award Notice, under such conditions as the Committee may establish.

3.  GRANT OF AT RISK AWARDS

     At Risk Awards may be made for each of the fiscal years of the Company commencing with the 2000 fiscal year; provided, however, that At Risk Awards for a fiscal year may only be made within the time allowed under Section 162(m) of the Code and the rules, regulations and interpretations promulgated thereunder, as amended from time to time, applicable to such fiscal year.

4.  PAYMENT OF AT RISK AWARDS

     Each At Risk Award granted to an Eligible Employee shall entitle such Eligible Employee to receive a cash payment based upon the extent to which such Eligible Employee's Performance Goals for a particular Performance Period are attained, as specified by the Committee in the Award Notice and certified in writing by the Committee that such Eligible Employee's Performance Goals have been attained. Payment of earned At Risk Awards shall be made in cash promptly after such certification.

5.  TERMINATION OF EMPLOYMENT, RETIREMENT, OR DEATH OF PARTICIPANT

     (a) General Rule. Subject to Section 16 of the 1997 Plan, if an Eligible Employee's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unearned or unpaid At Risk Awards shall be canceled or forfeited as the case may be, unless otherwise provided in this Section or in the Eligible Employee's Award Notice.

     (b) In the event of the disability, retirement or termination for an approved reason of an Eligible Employee during a Performance Period, his participation shall be deemed to continue to the end of the Performance Period, and he shall be paid a percentage of the amount earned, if any, according to the terms of the At Risk Award, proportionate to his period of active service during that Performance Period.

     (c) In the event of the death of an Eligible Employee during a Performance Period, the Eligible Employee's designated beneficiary (or if none, then the Eligible Employee's estate) shall be paid an amount proportionate to the period of active service during the Performance Period, based upon the maximum amount which could have been earned under the At Risk Award.

6.  AMENDMENTS TO AT RISK AWARDS

     The Committee may, at any time, unilaterally amend any unearned or unpaid At Risk Award, including At Risk Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Eligible Employee shall require the Eligible Employee's consent; and provided further, however, that the Committee shall have no authority to make any amendment which would cause compensation paid or payable under the At Risk Award to cease to be deductible by the Company for federal income tax purposes.

7.  AMENDMENT TO RULES

     Subject to the stockholder approval requirements of Section 162(m) of the Code, the Committee may, from time to time, amend these Administrative Rules with respect to At Risk Awards in any manner.

8.  CHANGE IN CONTROL AND CHANGE IN OWNERSHIP

     If an Eligible Employee holding an At Risk Award is eligible for treatment under Section 25 of the 1997 Plan, the provisions of this paragraph shall determine the manner in which such At Risk Award shall be paid to him. For purposes of making such payment, each "current performance period" (defined to mean a Performance Period which period has commenced but not yet ended), shall be treated as terminating upon the Acceleration Date, and for each such "current performance period" and each "completed performance period" (defined to mean a Performance Period which has ended but for which the Committee has not, on the Acceleration Date, made a determination as to whether and to what degree the Performance Goals for such period have been attained), it shall be assumed that the Performance Goals have been attained at a level of 100% or the equivalent thereof. If the Eligible Employee is participating in one or more "current performance periods," he shall be considered to have earned and, therefore, to be entitled to receive, a prorated portion of the At Risk Awards previously granted to him for each such Performance Period. Such prorated portion shall be determined by multiplying 100% of the At Risk Award granted to the Eligible Employee by a fraction, the numerator of which is the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed since the beginning of the Performance Period, and the denominator of which is the total number of years in such Performance Period. An Eligible Employee in one or more "completed performance periods" shall be considered to have earned and, therefore, be entitled to receive 100% of the At Risk Awards previously granted to him during each Performance Period.

9.  SAVINGS PROVISION

     These Administrative Rules with respect to At Risk Awards are intended to comply with all the applicable conditions of Section 162(m) of the Code, so that compensation paid or payable hereunder shall constitute qualified "performance-based compensation" thereunder. To the extent any provision of these Administrative Rules with respect to At Risk Awards or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

10.  EFFECTIVE DATE

     Upon approval by the stockholders of the Company as required by Section 162(m) of the Code, these Administrative Rules with respect to At Risk Awards shall become effective as of December 8, 1999.

PROXY

                            NATIONAL FUEL GAS COMPANY

        PROXY/VOTING INSTRUCTION CARD SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 21, 2002
     PLACE: AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P., 1900 PENNZOIL PLACE-
        SOUTH TOWER, 19TH FLOOR, 711 LOUISIANA STREET, HOUSTON, TX 77002

The undersigned on the other side of this card hereby appoints P. C. Ackerman and A. M. Cellino, or either of them, Proxies with full power of substitution and revocation in each, to vote all the shares of Common Stock held of record by the undersigned on December 24, 2001 at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof, respecting (i) matters of which the Board is not currently aware, but that may be presented at the meeting, (ii) any shareholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission's proxy rules, and (iii) all matters incident to the conduct of the meeting. THIS PROXY MAY BE REVOKED WITH THE SECRETARY OF THE MEETING AS DESCRIBED ON THE FIRST PAGE OF THE ENCLOSED PROXY STATEMENT.

EMPLOYEE BENEFIT PLANS. This card also provides voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plans, the National Fuel Gas Company Employees' Thrift Plan, and the National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustees of those plans as to the voting of such shares.

TRUSTEES' AUTHORIZATION. The undersigned on the other side of this card authorizes The Chase Manhattan Bank, N.A. as Trustee of the National Fuel Gas Company Employee Stock Ownership Plans and the National Fuel Gas Company Employees' Thrift Plan and/or authorizes Vanguard Fiduciary Trust Company as Trustee of the National Fuel Gas Company Tax-Deferred Savings Plans to vote all shares of the Common Stock of the Company allocated to the undersigned's account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. SEE ABOVE AND BELOW FOR IMPORTANT PROVISIONS AND ADDITIONAL INSTRUCTIONS.

INCOMPLETE DIRECTIONS AND INSTRUCTIONS. IF THIS CARD IS RETURNED SIGNED BUT WITHOUT DIRECTIONS MARKED FOR ONE OR MORE ITEMS, REGARDING THE UNMARKED ITEMS, YOU ARE INSTRUCTING THE TRUSTEE(S) AND GRANTING THE PROXIES DISCRETION TO VOTE FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS 4 AND 5. YOU MAY REVOKE YOUR INSTRUCTIONS BY NOTICE TO THE TRUSTEE(S) AS DESCRIBED ON THE FIRST PAGE OF THE ENCLOSED PROXY STATEMENT.

      THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE VOTE BY TELEPHONE, OR SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT!
                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. MARK, SIGN AND DATE YOUR PROXY/VOTING CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       OR

        **YOU CAN VOTE BY TELEPHONE - TOLL FREE! QUICK**EASY**IMMEDIATE**

  Your telephone vote authorizes the named proxies/trustees to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                              TO VOTE BY TELEPHONE
                        (WITHIN THE U.S. AND CANADA ONLY)

2. Call TOLL FREE 1-888-698-8077, anytime, from a touch-tone telephone. There is NO CHARGE for this call. Have your proxy card and social security number in hand when you call.

      Enter the six-digit Control Number located below and then follow the voting instructions.

      Option 1:   If you choose to vote as the Board of Directors recommends on
                  ALL proposals, press 1. When asked, please confirm your vote by pressing 1 again.

      Option 2:   If you choose to vote on EACH proposal SEPARATELY, press 0 now and you will hear these instructions: Proposal 1: TO VOTE FOR
                  ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9;
                  TO WITHHOLD FOR AN INDIVIDUAL nominee, press 0. If you press
                  0, enter the two-digit number that precedes the nominee(s) for whom you withhold your vote.
                  Proposals 2-5: To vote FOR, press 1; AGAINST, press 9;
                  ABSTAIN, press 0.

Your votes will be repeated, please confirm your selections.

When prompted, please answer the following: Will you be attending the Annual Meeting?

 IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY/VOTING INSTRUCTION CARD.
                              THANK YOU FOR VOTING.

CONTROL NUMBER

--------------------------------------------------------------------------------

NATIONAL FUEL GAS COMPANY
FEBRUARY 21, 2002
077LE

--------------------------------------------------------------------------------

[ ] Mark this box with an X if you have made changes        CONTROL NUMBER
    to your name or address details below.

                                                                           A2701








--------------------------------------------------------------------------------
PROXY CARD
--------------------------------------------------------------------------------

Please mark vote in box   X          OR      PLEASE REFER TO THE REVERSE SIDE
in the following manner                      FOR TELEPHONE VOTING INSTRUCTIONS.
using dark ink only.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES.

ITEM 1. ELECTION OF THE FOLLOWING NOMINEES AS                FOR     WITHHOLD
        DIRECTORS FOR THREE-YEAR TERMS WHICH
        EXPIRE IN 2005:

            01. William J. Hill                              [ ]       [ ]

            02. B. J. Kennedy                                [ ]       [ ]

            03. Robert T. Brady                              [ ]       [ ]



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 2 AND 3.

                                                      FOR    AGAINST    ABSTAIN

Item 2. Appointment of independent accountants.       [ ]      [ ]        [ ]

Item 3. Approval of the amended and restated          [ ]      [ ]        [ ]
        Annual At Risk Compensation Incentive
        Program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5.

                                                      FOR    AGAINST    ABSTAIN
Item 4. Adoption of, if presented at the Meeting,     [ ]      [ ]        [ ]
        first shareholder proposal.

Item 5. Adoption of, if presented at the Meeting,     [ ]      [ ]        [ ]
        second shareholder proposal.

        WILL ATTEND MEETING                           [ ]


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3
                           AND AGAINST ITEMS 4 AND 5.



                **WE ENCOURAGE YOU TO VOTE BY TELEPHONE TOLL FREE
                PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE**

Please sign your name as it appears on this proxy/voting instruction card and return the completed card in the enclosed envelope. When signing as an attorney, executor, administrator, trustee, guardian or other representative, please give title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.


Signature                         Signature                         Date
                                                                        /   /
-------------------------------   -------------------------------   ------------